                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            --MGI PHARMA, Inc.--
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO OF MGI PHARMA]

                               MGI PHARMA, INC.

                            Suite 300E, Opus Center
                              9900 Bren Road East
                          Minnetonka, Minnesota 55343

                              ------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 May 13, 1997


TO THE SHAREHOLDERS OF MGI PHARMA, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of MGI PHARMA, INC. ("MGI" or the "Company") will be held on Tuesday, May 13, 1997, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, at 3:30 p.m., Central time, for the following purposes:

     1. To elect a Board of seven directors to serve for the ensuing year and until their successors are elected;

     2.   To approve the Company's 1997 Stock Incentive Plan;

     3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

     4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     Only holders of record of MGI Common Stock at the close of business on March 17, 1997 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Lori-jean Gille
                                           Lori-jean Gille
                                           Secretary
March 28, 1997

[LOGO OF MGI PHARMA, INC.]



                               MGI PHARMA, INC.

                            Suite 300E, Opus Center
                              9900 Bren Road East
                          Minnetonka, Minnesota 55343

                              ------------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 13, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MGI PHARMA, INC. ("MGI" or the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, May 13, 1997, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, at 3:30 p.m., Central time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about March 28, 1997. A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996 is being furnished to each shareholder with this Proxy Statement.

     All holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on March 17, 1997 will be entitled to vote at the Annual Meeting. As of that date, a total of 14,091,665 shares of such Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director named in the Proxy Statement and to approve the 1997 Stock Incentive Plan. Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted for the election of the nominees for director named in this Proxy Statement, for the approval of the 1997 Stock Incentive Plan and for the ratification of the appointment of KPMG Peat Marwick LLP ("KPMG Peat Marwick") as the Company's independent auditors. If a shareholder abstains (or indicates a "withhold vote for" as to directors) from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

     So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters. A proxy may be revoked at any time before being exercised, by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, although employees of the Company (including officers) who will receive no extra compensation for their services may solicit proxies by telephone, telegraph, facsimile transmission or in person. In addition, the Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies, and has agreed to pay such firm approximately $6,500, plus reasonable expenses incurred, for its services.

                             ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation provide that the Board of Directors shall consist of no fewer than three members and require that a majority of the members shall be persons who are not employed by, or rendering consulting or professional services for compensation to, the Company, or any corporation controlled by, controlling or under common control with the Company (or related to or directly or indirectly controlled by any of the foregoing). For such purposes, "control" is defined as direct or indirect beneficial ownership of more than 25% of a corporation's voting stock.

     Seven directors have been nominated for election to the Company's Board of Directors at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). Robert W. Powell, Jr., who has been a director of the Company since December 1988, has decided to retire from the Board at the end of his current term. The Board of Directors has elected not to fill the vacancy created by Mr. Powell's retirement which will reduce the size of the Board from eight to seven.

     The Board of Directors recommends that you vote FOR each of the nominees named below. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director named below. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below. Each of the nominees is currently serving on the Board of Directors. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the Annual Meeting, for reasons not now known to the Company, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding the nominees is set forth below:

                                                                Principal occupation and business
       Name                  Age        Director since           experience for past five years
----------------------       ---        --------------          ---------------------------------

Frederick W. Armstrong       65         March 1988              Retired corporate executive; prior to
                                                                retirement in January 1992, Vice President
                                                                of American Cyanamid Company
                                                                (chemicals, pharmaceuticals, agricultural
                                                                and consumer products) (1)

Charles E. Austin            69         March 1981              Retired corporate executive; prior to
                                                                retirement in February 1980, Vice
                                                                President of American Cyanamid
                                                                Company; board member and advisor to
                                                                several publicly and privately held
                                                                companies (2)

Charles N. Blitzer           55         April 1996              President and Chief Executive Officer of
                                                                MGI; prior to joining the Company in April
                                                                1996, President and Chief Executive Officer
                                                                of Oncologix, Inc. (pharmaceuticals) since
                                                                July 1992, and a variety of management
                                                                positions with Marion Merrell Dow
                                                                Pharmaceuticals, Inc. and Marion Laboratories,
                                                                Inc. (pharmaceuticals) since 1977

David E. Collins             62         November 1996           Healthcare consultant and retired corporate
                                                                executive; prior to retirement in October 1994,
                                                                President of Schering-Plough Healthcare Products,
                                                                a division of Schering-Plough Corporation
                                                                (pharmaceuticals) (3)

Hugh E. Miller               61         October 1992            Retired corporate executive; prior to retirement
                                                                in December 1990, Vice Chairman and Director of
                                                                ICI Americas Inc. (chemicals, pharmaceuticals,
                                                                agricultural, consumer and specialty products) (4)

Timothy G. Rothwell           46        November 1996           President of Rhone-Poulenc Rorer Inc.
                                                                (pharmaceuticals); prior to joining
                                                                Rhone-Poulenc Rorer Inc. in January 1995,
                                                                Chief Executive Officer and President of the
                                                                U. S. pharmaceuticals business of Sandoz
                                                                Pharmaceuticals (pharmaceuticals)

Lee J. Schroeder             68         May 1989                President and Director, Lee Schroeder &
                                                                Associates, Inc. (pharmaceutical industry
                                                                consultants); prior to retirement in
                                                                April 1985, Executive Vice President of
                                                                Sandoz, Inc. (pharmaceuticals) (5)

______________________
(1)  Mr. Armstrong is also a director of CYTEC Industries Inc.
(2) Mr. Austin is also a director of Embrex Inc., Cytogen, Inc. and Hyal Pharmaceutical, Inc.
(3)  Mr. Collins is also a director of Penederm, Inc. and Calypte Biomedical
     Corp.
(4)  Mr. Miller is also a director of Wilmington Trust Co., Inc.
(5) Mr. Schroeder is also a director of Ascent Pediatrics, Inc., Harris Laboratories, Interneuron Pharmaceuticals, Inc. and Celgene Corporation.

     The Board of Directors has an audit committee consisting of Messrs. Miller and Powell, a compensation committee consisting of Messrs. Armstrong, Austin and Schroeder and a nominating committee consisting of Messrs. Austin, Schroeder and Blitzer. At its meeting to be held immediately prior to the Annual Meeting, the Board of Directors will appoint one of its members to the audit committee to replace Mr. Powell, who will be retiring from the Board at that meeting. The audit committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The compensation committee reviews and makes certain determinations with respect to designated matters concerning remuneration of employees and officers. The nominating committee considers and makes recommendations to the Board with respect to the number and qualifications of the members of the Board of Directors and the persons to be nominated for election to the Board of Directors. During 1996, the audit committee held two meetings and the compensation committee held four meetings. The nominating committee carries out its duties without holding any formal meetings. In evaluating persons to be nominated for election or appointment to the Board of Directors, the members of the nominating committee meet on an informal basis to identify and present such persons for consideration by the Board of Directors. Shareholder recommendations of potential nominees to the Board of Directors are welcomed at any time and should be made in writing, accompanied by pertinent information regarding nominee background and experience, to the Secretary of the Company.

     During 1996, the Board of Directors held nine meetings. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served that were held during the period he was a member of the Board of Directors or such committees. The Company's Board of Directors and the committees thereof also act from time to time by written action in lieu of meetings.

     Compensation payable to nonemployee directors for service on the Board of Directors and committees thereof for the next term of office is established each year at the meeting of the Board of Directors preceding the Company's annual meeting of shareholders. Each nonemployee director currently receives $1,000 for each meeting of the Board of Directors that he attends in person. Under the Company's 1993 Nonemployee Director Stock Option Plan (the "Director Plan"), each nonemployee director automatically receives an option to purchase 7,500 shares of Common Stock on the day following his reelection to the Board of Directors. In addition, each new nonemployee director receives an option to purchase 10,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors. The exercise price of all such options granted under the Director Plan is the fair market value of the Common Stock on the date of grant. Accordingly, Messrs. Armstrong, Austin, Miller, Powell and Schroeder each received an option to purchase 7,500 shares of Common Stock at an exercise price of $4.875 in May 1996, and Messrs. Collins and Rothwell each received an option to purchase 10,000 shares of Common Stock at an exercise price of $5.00 in November 1996.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, who serve at the pleasure of the Board of Directors, are as follows:

     Name                   Age                                  Position
------------------          ---            --------------------------------------------------------
Charles N. Blitzer           55            President and Chief Executive Officer of MGI; prior to
                                           joining the Company in April 1996, President and Chief
                                           Executive Officer of Oncologix, Inc. (pharmaceuticals)
                                           since July 1992, and a variety of management positions
                                           with Marion Merrell Dow Pharmaceuticals, Inc. and Marion
                                           Laboratories, Inc. (pharmaceuticals) since 1977

James V. Adam                48            Vice President, Chief Financial Officer since March
                                           1988

Lori-jean Gille              45            Vice President, General Counsel since January 1992;
                                           Secretary and an executive officer of the Company
                                           since July 1995

Jon C. Lee                   58            Vice President, Sales and Marketing and an executive
                                           officer since July 1995.  Prior to joining the Company,
                                           Mr. Lee in various marketing, sales and operations
                                           capacities at Eli Lilly and  Company (pharmaceuticals)
                                           since 1964

Charles C. Muscoplat, Ph.D.  48            Executive Vice President since November 1987

                            EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Overview

     The Board of Directors has delegated to the compensation committee (the "Committee") the authority and responsibility to establish and make certain decisions with respect to the compensation of the Company's executive officers, as well as various aspects of other compensation and fringe benefit matters applicable to all of the Company's employees, including executive officers. In addition, the Committee administers the Company's stock option and stock based incentive programs. The Committee is composed entirely of independent, outside directors of the Company.

     Through its executive compensation policies, the Company seeks to attract and retain highly qualified executives who will contribute positively to the Company's continued progress. To achieve these goals, the Company emphasizes compensation arrangements that are tied to Company performance and which provide key employees the opportunity to acquire a significant ownership interest in the Company primarily through stock options and stock purchases. The Committee also believes that the availability of certain benefits is important to its goal of retaining high quality leadership and motivating executive performance consistent with shareholder interest. Accordingly, the Company makes available a range of benefit programs to its employees (including its executive officers), including life and disability insurance, a 401(k) savings plan, a money purchase retirement plan, an employee stock purchase plan and other benefit programs.

     Process

     In preparation for its annual compensation decisions, the Committee reviews the progress the executive officers have made in leading the Company towards both short- and long-term goals. In order to match the executive officers' goals with shareholder goals, the Committee's general policy has been to hold base salary adjustments to increments that reflect changes in the cost-of-living (once the officer has reached a reasonable level of compensation as determined by the Committee), to reward past performance with cash bonuses and to use stock option grants as a means of motivating executive officers to perform at the highest possible level in the future. The Committee intends to make the total compensation package for executive officers competitive with the marketplace, with emphasis on compensation in the form of equity ownership, the value of which is contingent on the Company's longer-term market performance. For this purpose, the Committee from time to time compares the Company with a self-selected group of pharmaceutical companies with similar market capitalizations, business characteristics and strategies.

     In making compensation decisions regarding the Company's executive officers, the Committee first meets with the Company's Chief Executive Officer, who presents his recommendations with respect to compensation for the other executive officers. The Committee, with the Chief Executive Officer not present, then reviews his recommendations related to the other executive officers and makes its own independent determination with respect to each executive officer, as well as with respect to the Chief Executive Officer.

     Executive Compensation Program

     The components of the Company's executive compensation program which are subject to the discretion of the Committee on an individual basis include (a) base salaries, (b) stock incentive compensation and (c) performance-based, incentive bonuses. The Committee makes determinations with respect to these components based on a subjective evaluation of each officer, after consideration of both Company and individual performance objectives.

     At its meeting in January 1996, the Committee set 1996 base salaries for and made 1996 stock option grants to the executive officers. Four of the Company's five executive officers (not including the Chief Executive Officer) were awarded increases in their base salary over 1995 at the January 1996 meeting. Mr. Adam was awarded an increase of $5,000 to $149,000, Ms. Gille was awarded an increase of $3,000 to $137,352 and Mr. Lee was awarded an increase of $2,400 to $167,400. Dr. Rajesh Shrotriya, who served as the Company's Vice President and Chief Medical Officer until October 1996 was awarded an increase of $5,000 to $220,250. The Committee intended these increases to approximate the general increase in the cost-of-living during 1995. Dr. Muscoplat's base compensation was not increased at the January 1996 meeting.

     Option grants to Mr. Adam and Dr. Muscoplat remained at the same level as had been granted in 1995. Ms. Gille and Dr. Shrotriya were awarded options to purchase 22,000 shares of Company Common Stock, in each case an increase of 10,500 shares from 1995. Mr. Lee was awarded an option to purchase 11,000 shares of the Company's Common Stock, a decrease of 34,000 shares from 1995.
The options vest over a four-year period and are exercisable at the fair market value of the Common Stock on the date of grant, as set forth in the table entitled "Option Grants During Year Ended December 31, 1996," which follows this report. The size of the option grants was based on the Committee's subjective judgment that these amounts were appropriate to retain these highly qualified officers and to provide an incentive for continued high quality performance.

     In April 1996 the Committee granted each of Messrs. Adam and Lee, Drs. Muscoplat and Shrotriya and Ms. Gille options to purchase 22,000 shares of Company Common Stock. The options vest in three equal installments over a one year period and are exercisable at the fair market value of the Common Stock on the date of grant. These grants, along with additional option grants to all of the other employees of the Company, were recommended to the Committee by Mr. Blitzer shortly after he was retained as Chief Executive Officer of the Company in order to motivate the executive officers and other employees to remain with the Company during the transition in management and focus of the Company in 1996.

     In July 1996 the Committee concluded that Dr. Muscoplat's base salary was no longer competitive with those of persons in comparable positions at other companies and so increased Dr. Muscoplat's base compensation $12,500 to $188,060. At that meeting, the Committee also granted Ms. Gille an option to purchase 20,000 additional shares of the Company's Common Stock in belated recognition of her promotion to a position as an executive officer in July 1995. One third of the options vested as of the date of grant; the remaining two thirds vest in two equal installments over a two year period. The options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant.

     Cash incentive bonuses for 1996 were awarded in January 1997. The bonus compensation program for executive officers in 1996 was a continuation of the program adopted by the Committee in 1993. Under the bonus program, base cash compensation coupled with a 30% cash bonus was considered by the Committee to be a fair payment for good performance by the Company's executive officers, other than the Chief Executive Officer. This determination was based primarily on compensation data from comparable companies and the Committee's conclusion that a 30% bonus would place the compensation of the executive officers on a par with the middle tier of such comparable companies. At its meeting in January 1997, the Committee awarded cash bonuses to the executive officers, other than the Chief Executive Officer, for 1996 in the range of 25% to 30% of 1996 base salaries. In awarding the 1996 cash bonuses, the Committee also considered the individual accomplishments of the executive officers and of the operating groups reporting to each executive officer during the transition in management and focus of the Company during 1996.

     Compensation of the Chief Executive Officer

     Under the terms of his retirement agreement, Dr. Tempero, who served as Chairman of the Board and Chief Executive Officer until April 1996, was awarded an increase of $5,500 in his base salary to $280,500 in January 1996. In addition, Dr. Tempero was granted an option pursuant to his retirement agreement at the same level as had been granted in 1995. This option vests over a four-year period and is exercisable at the fair market value of the Common Stock on the date of grant, as set forth in the table entitled "Option Grants During Year Ended December 31, 1996," which follows this report.

     Mr. Blitzer, who joined the Company as President and Chief Executive Officer in April 1996, received an annual base salary for 1996 of $285,000 and an option to purchase 150,000 shares of the Company's Common Stock. This option vests over a three year period and is exercisable at a price equal to the fair market value of Company Common Stock on the date of grant. Mr. Blitzer also received a signing bonus of $75,000, the net after tax proceeds of which were used to purchase shares of the Company's Common Stock on the open market. Mr. Blitzer's initial compensation package was determined through negotiations with the Company prior to his retention as President and Chief Executive Officer.

     In January 1997, the Committee awarded Mr. Blitzer a cash bonus for 1996 of $125,000 or 44% of his 1996 base salary. This represented a continuation of the bonus compensation program adopted by the Committee in 1993, with a combination of 1996 base salary and a 45% bonus considered to be a fair payment for good performance by the Chief Executive Officer. In awarding Mr. Blitzer's 1996 cash bonus, the Committee considered the individual accomplishments of Mr. Blitzer during the year, in particular his handling of the transition in management and focus of the Company during 1996.

     Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in this Proxy Statement to one million dollars, unless the compensation is performance-based. The Committee has considered the potential long-term impact of this new tax code provision on the Company and has concluded that it is in the best interests of the Company and its shareholders to attempt to qualify the Company's long-term incentives as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of long-term incentive payments to the extent they might ever be impacted by this legislation. The Company has included provisions in its 1994 Stock Incentive Plan and the proposed 1997 Stock Incentive Plan intended to preserve the full deductibility of certain performance-based compensation under the Code.

                            FREDERICK W. ARMSTRONG,
                            CHARLES E. AUSTIN and
                            LEE J. SCHROEDER,
                            The Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer and the other named executive officers of the Company.

                                                                            Long-Term
                                                  Annual Compensation      Compensation
                                                 ----------------------    ------------
                                                                              Awards
                                                                           ------------
                                                                            Securities
        Name and                                                            Underlying         All Other
   Principal Position               Year          Salary       Bonus         Options        Compensation(1)
------------------------            ----         --------      --------    ------------     ---------------
Charles N. Blitzer (2)              1996         $192,159      $200,000(3)   150,000            $ 29,951
President and
Chief Executive Officer

James V. Adam                       1996         $149,000      $ 45,000       44,000            $ 27,221
Vice President, Chief               1995          144,000        27,500       22,000              21,093
Financial Officer                   1994          144,000        20,000       22,000              23,274

Lori-jean Gille (4)                 1996         $137,352      $ 34,000       64,000            $ 18,806
Vice President, General             1995          134,352        22,500       11,500              12,389
Counsel and Secretary

Jon C. Lee (5)                      1996         $167,400      $ 42,000       33,000            $ 48,560
Vice President,                     1995           79,063        12,500       45,000              35,526
Sales and Marketing

Charles C. Muscoplat                1996         $181,526      $ 56,000       44,000            $ 29,583
Executive Vice President            1995          175,560        27,500       22,000              22,354
                                    1994          175,560        20,000       22,000              25,906

Rajesh C. Shrotriya (6)             1996         $186,930      $      0       44,000            $268,582
Vice President,                     1995          215,250        30,000       11,500              44,008
Chief Medical Officer

Kenneth F. Tempero (7)              1996         $ 96,737      $      0       60,000            $199,330
Chairman and                        1995          275,000        65,000       60,000              26,305
Chief Executive Officer             1994          275,000        50,000       60,000              28,576


----------
(1) These amounts represent the Company's contributions to the Company's Retirement Savings Plan, Money Purchase Retirement Plan and split dollar insurance plan, and certain payments made in connection with the retirement of Dr. Tempero and resignation of Dr. Shrotriya.

     Company contributions under the Retirement Savings Plan are made in the form of MGI Common Stock. The amounts included under this column attributable to Company contributions to the Retirement Savings Plan represent the fair market value of MGI Common Stock on the date of the Company's contribution. For 1996, Company contributions were as follows:
     Mr. Blitzer, $1,900, Mr. Adam, $10,500, Ms. Gille, $10,500, Mr. Lee,
     $10,500, Dr. Muscoplat, $10,500, Dr. Shrotriya, $4,500, and Dr. Tempero, $4,500.

     Company contributions under the Money Purchase Retirement Plan are made annually following the end of each calendar year. For 1996, Company contributions were as follows: Mr. Blitzer $0, Mr. Adam, $12,016, Ms. Gille, $8,306, Mr. Lee, $2,688, Dr. Muscoplat, $14,315, Dr. Shrotriya, $8,306 and Dr. Tempero, $8,306.

     The Company pays a portion of the premium on the split dollar life insurance plan and proceeds payable under or the cash surrender value of such plan are first payable to the Company up to the amount of premiums paid by the Company. For 1996, Company payments were as follows:
     Mr. Blitzer $28,051, Mr. Adam, $4,705, Ms. Gille, $0, Mr. Lee, $35,372, Dr.
     Muscoplat, $4,786, Dr. Shrotriya, $35,526 and Dr. Tempero, $0.

     The Company paid Dr. Tempero $186,524 in salary continuation pursuant to the Retirement Agreement between the Company and Dr. Tempero. The Company paid Dr. Shrotriya $220,250 pursuant to the terms of the termination agreement between the Company and Dr. Shrotriya.

(2) Mr. Blitzer joined the Company as President and Chief Executive Officer in April 1996.

(3) Bonuses awarded to Mr. Blitzer included a $75,000 signing bonus and $125,000 performance bonus pursuant to the Company's executive compensation program discussed above.

(4)  Ms. Gille was named an executive officer of the Company in July 1995.

(5)  Mr. Lee joined the Company in July 1995.

(6) Dr. Shrotriya served as an executive officer of Company from July 1995 through October 1996, when he left the Company's employment.

(7) Dr. Tempero retired from service as Chairman and Chief Executive Officer in April 1996.

     In connection with the retirement of Dr. Tempero, MGI and Dr. Tempero entered into a retirement agreement effective December 31, 1995 (the "Retirement Agreement"). Pursuant to the Retirement Agreement, Dr. Tempero will, upon request from MGI, provide up to one day per month of consulting services on MGI's behalf through September 30, 1997. Dr. Tempero will be paid an annualized amount of $280,500 during the period from January 1, 1996 to September 30, 1997. As part of Dr. Tempero's compensation under the Retirement Agreement, MGI will, through September 30, 1997, pay Dr. Tempero's portion of coverage under MGI insurance plans. MGI made a lump-sum cash payment to Dr. Tempero as of the date Mr. Blitzer was selected as Dr. Tempero's successor (the "Retirement Date") for employee benefit contributions that MGI would have made on his behalf had he remained employed through September 30, 1997. In addition, on the Retirement Date, MGI transferred to Dr. Tempero, without charge, its interest in his split-dollar life policies. Also, on the Retirement Date, all options previously granted to Dr. Tempero and not then vested, accelerated and became immediately exercisable, provided that the exercise of any options is subject to satisfaction of the conditions that Dr. Tempero does not (i) violate the non-compete or confidentiality provisions contained in the Retirement Agreement or
(ii) otherwise engage in conduct, which in the opinion of the Board of Directors, adversely affects MGI. If the conditions described in (i) or (ii) are not satisfied, the options may, by decision of the Board of

Directors, become null and void. On the Retirement Date, Dr. Tempero's termination agreement with the Company became null and void. If a change in control of MGI occurs prior to September 30, 1997, all monies yet to be paid to Dr. Tempero under the Retirement Agreement will be immediately due to him in a lump sum.

     None of the Company's executive officers currently has a written employment agreement. Each executive officer does, however, have a termination agreement with the Company providing that, following a "Change in Control" (as defined) of the Company, if such officer is terminated by the Company without "Cause" (as defined) or leaves for "Good Reason" (as defined), then (i) such officer will be entitled to receive a lump sum cash payment equal to 36 times his monthly base salary (as in effect at the time of the Change in Control or the termination, whichever is higher, which as of this date, would amount to $900,000 for Mr. Blitzer, $471,000 for Mr. Adam, $435,000 for Ms. Gille, $528,000 for Mr. Lee and $591,000 for Dr. Muscoplat) and payment of legal fees and expenses relating to the termination, and (ii) any noncompetition arrangement between such officer and the Company will terminate. The lump sum amount payable under each termination agreement is subject to reduction to avoid nondeductibility of any payment or benefit (under the termination agreement or any other arrangement with such officer) solely by reason of Section 280G of the Code. Section 280G provides that if "parachute payments" (compensatory payments contingent on a change in control) made to a covered individual exceed three times such individual's "base amount" (average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs), the excess of such parachute payments over such individual's base amount will not be deductible by the Company. Under the termination agreements, "Change in Control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, an acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Board of Directors or another event which the majority of the Continuing Directors determines to be a change in control; "Cause" is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to the Company; and "Good Reason" is defined to include a change in the officer's responsibility or status, a reduction in salary or benefits or a mandatory relocation.

     In addition, to the payments received upon a Change in Control of the Company, Dr. Shrotriya's termination agreement provided that, under certain circumstances, Dr. Shrotriya would be entitled to a termination benefit payment upon leaving the Company equal to 12 times his monthly base salary. Accordingly, in connection with his resignation in October 1996, Dr. Shrotriya received a termination payment of $220,250.

Stock Options

     The following table summarizes option grants made by the Company to each of its executive officers named in the Summary Compensation Table above as a part of such person's 1996 base compensation.

               Option Grants During Year Ended December 31, 1996

                                                      Individual Grants
                            -----------------------------------------------------------------
                                                                                                             Potential Realizable
                                               % of                                                            Value at Assumed
                                               Total                                                            Annual Rates of
                            Number of         Options                                                              Stock Price
                            Securities        Granted to        Exercise                                           Appreciation
                            Underlying        Employees         or Base                                         for Option Term (2)
                            Options           in Fiscal          Price             Expiration               -----------------------
           Name             Granted (1)        Year 1996        ($/share)             Date                        5%          10%
---------------------       ----------        ----------         -------            ----------                --------   ----------
Charles N. Blitzer (3)        150,000            17.42           $ 4.75               4/29/06                 $448,087   $1,135,542

James V. Adam (4)              22,000             2.55           $4.375               1/10/06                 $ 60,531   $  153,398
                               22,000             2.55           $ 4.75               4/29/06                 $ 65,720   $  166,546

Lori-jean Gille (4) (5)        22,000             2.55           $4.375               1/10/06                 $ 60,531   $  153,398
                               22,000             2.55           $ 4.75               4/29/06                 $ 65,720   $  166,546
                               20,000             2.32           $6.375               7/09/06                 $ 80,184   $  203,202

Jon C. Lee (4)                 11,000             1.28           $4.375               1/10/06                 $ 30,265   $   76,699
                               22,000             2.55           $ 4.75               4/29/06                 $ 65,720   $  166,546

Charles C. Muscoplat (4)       22,000             2.55           $4.375               1/10/06                 $ 60,531   $  153,398
                               22,000             2.55           $ 4.75               4/29/06                 $ 65,720   $  166,546

Rajesh C. Shrotriya (4)        22,000             2.55           $4.375               1/10/06                 $ 60,531   $  153,398
                               22,000             2.55           $ 4.75               4/29/06                 $ 65,720   $  166,546

Kenneth F. Tempero (6)         60,000             6.97           $4.375               1/10/06                 $165,085   $  418,357

__________

          (1) All options were granted with an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on the date of grant. All options were granted in tandem with limited stock appreciation rights, (each a "Limited Right"). Each Limited Right is exercisable for cash in lieu of such associated options only upon the occurrence of certain changes in control. Upon the occurrence of certain defined accelerating events, these options would become immediately exercisable.

          (2) These amounts represent certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved. Assuming 14,091,665 shares of Common Stock are outstanding, a beginning stock price of $4.75 per share and 5% and 10% annual appreciation in the price of the Common Stock over 10 years, the aggregate market value of the Company's outstanding Common Stock would increase from $66,935,408 to $109,000,000, assuming 5% annual appreciation and to $174,000,000, assuming 10% annual appreciation.

(3) The options granted to Mr. Blitzer are exercisable as to 25% of the underlying option shares as of April 29, 1996, 50% of such option shares as of April 29, 1997, 75% of such option shares as of April 29, 1998 and 100% of such option shares as of April 29, 1999.

(4) The options granted to Messrs. Adam and Lee, Drs. Muscoplat and Shrotriya and Ms. Gille which expire on January 10, 2006 are exercisable as to 25% of the underlying option shares as of July 1, 1996, 50% of such option shares as of July 1, 1997, 75% of such option shares as of July 1, 1998, and 100% of such option shares as of July 1, 1999. The options granted to Messrs. Adam and Lee, Drs. Muscoplat and Shrotriya and Ms. Gille which expire on April 29, 2006 are exercisable as to 33 1/3% of the underlying option shares as of April 29, 1996, 66 2/3% of such option shares as of October 29, 1996, and 100% of such option shares April 29, 1997.

(5) The options granted to Ms. Gille which expire on July 9, 2006 are exercisable as to 33 1/3% of the underlying option shares as of July 9, 1996, 66 2/3% of such option shares as of July 9, 1997, and 100% of such option shares July 9, 1998.

(6) The options granted to Dr. Tempero became fully exercisable upon his retirement on April 30, 1996.

     The following table summarizes option exercises during the year ended December 31, 1996 by the executive officers named in the Summary Compensation Table above, and the values of the options held by such persons at December 31, 1996.


        Aggregated Option Exercises During Year Ended December 31, 1996
                and Value of Options Held at December 31, 1996

                                                             Number of
                                                             Securities           Value of
                                                             Underlying         Unexercised
                                                             Unexercised       In-the-Money
                                                           Options Held at    Options Held at
                                                         December 31, 1996   December 31, 1996
                      Shares Acquired         Value        (Exercisable/       (Exercisable/
      Name              on Exercise        Realized (1)    Unexercisable)   Unexercisable) (1)
      ----              -----------        ------------    --------------   ------------------
Charles N. Blitzer           0                  0          37,500/112,500       $        0/$0
James V. Adam                0                  0          120,467/53,033       $    6,750/$0
Lori-jean Gille              0                  0           45,386/57,757       $        0/$0
Jon C. Lee                   0                  0           35,297/42,703       $2,250/$3,375
Charles C. Muscoplat         0                  0          183,005/54,283       $        0/$0
Rajesh C. Shrotriya          0                  0                28,792/0       $        0/$0
Kenneth F. Tempero           0                  0               180,000/0       $        0/$0

----------
(1) "Value" has been determined based upon the difference between the per share option exercise price and the market value of the Common Stock at the date of exercise or December 31, 1996.

                         COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on MGI's Common Stock with the cumulative total return on the Nasdaq National Market (U.S. Companies) Index and on The Nasdaq Pharmaceutical Stock Index for the last five fiscal years (assuming the investment of $100 in each on December 31, 1991, and the reinvestment of all dividends).


                 [GRAPH APPEARS HERE -- POINTS PLOTTED BELOW]

   Comparison of Five Year Cumulative Total Return* Among MCI Pharma, Inc.,
     The NASDAQ Stock Market-US index and the NASDAQ Pharmaceutical Index

             MGI PHARMA, INC.   NASDAQ Stock Market-US  NASDAQ Pharmaceutical
             ----------------   ----------------------  ---------------------
                (dollars)              (dollars)               (dollars)
Dec-91            100                    100                     100
Dec-92             66                    116                      83
Dec-93             80                    134                      74
Dec-94             34                    131                      56
Dec-95             24                    185                     102
Dec-96             23                    227                     102

* $100 INVESTED ON 12/31/91 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS FISCAL YEAR ENDING DECEMBER 31.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth as of February 28, 1997, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than five percent of its Common Stock, and information with respect to Common Stock beneficially owned by directors of the Company, the executive officers of the Company named in the Summary Compensation Table above, and all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.

                                                             Amount and Nature
Name of Beneficial Owner                                  of Beneficial Ownership        Percent of Class
------------------------                                  -----------------------        ----------------
Kopp Investment Advisors, Inc. (1)                                925,882                      6.6%
  6600 France Avenue
  Suite 672
  Edina, Minnesota 55435

Dainippon Pharmaceutical Co., Ltd. (2)                            750,000                      5.3%
  6-8 Doshomachi, 2-Chome
  Chuo-Ku, Osaka, 541 Japan

Frederick W. Armstrong (3)                                         34,532                      *

Charles E. Austin (3) (4)                                          76,032                      *

Charles N. Blitzer (3) (6)                                         95,067                      *

David E. Collins (3)                                                5,000                      *

Hugh E. Miller (3) (5)                                             17,125                      *

Robert W. Powell, Jr. (3)                                          17,325                      *

Timothy G. Rothwell                                                     0                      *

Lee J. Schroeder (3)                                               25,821                      *

James V. Adam (3) (6)                                             174,564                      1.2%

Lori-jean Gille (3) (6)                                            73,250                      *

Jon C. Lee (3) (6) (7)                                             55,403                      *

Charles C. Muscoplat (3) (6)                                      221,559                      1.6%

Rajesh C. Shrotriya (3) (6)                                        12,416                      *

Kenneth F. Tempero (3) (6)                                        197,201                      1.4%

All directors and current executive                               795,678                      5.4%
  officers as a group (12 persons) (3) (4) (5) (6) (7)

----------
* Less than 1%

(1) Disclosure is made in reliance upon a statement on Schedule 13G, dated as of December 31, 1996, filed with the Securities and Exchange Commission. Such Schedule 13G indicates that while Kopp Investment Advisors, Inc. beneficially owns and exercises shared investment discretion with respect to such shares, it does not vote and is not the record owner of such shares. Also includes 50,000 shares held in an individual retirement account of LeRoy C. Kopp, all of which shares are voted by Mr. Kopp.

(2) Disclosure is made in reliance upon a statement on Schedule 13D, dated as of April 28, 1995, filed with the Securities and Exchange Commission.

(3) Includes the following number of shares which could be acquired within 60 days of February 28, 1997 through the exercise of stock options: Mr. Armstrong, 24,532 shares; Mr. Austin, 30,032 shares; Mr. Blitzer, 75,000 shares; Mr. Collins, 0 shares; Mr. Miller, 13,125 shares; Mr. Powell, 13,125 shares; Mr. Rothwell, 0 shares; Mr. Schroeder, 13,125 shares; Mr. Adam, 133,300 shares; Ms. Gille, 60,760 shares; Mr. Lee, 42,750 shares; Dr. Muscoplat, 195,838 shares; Dr. Shrotriya, 0 shares; Dr. Tempero, 180,000 shares and all directors and current executive officers as a group, 601,587 shares.

(4) Excludes 7,000 shares beneficially owned by Mr. Austin's spouse and disclaimed by Mr. Austin.

(5) Excludes 1,000 shares owned by Mr. Miller's spouse and disclaimed by Mr. Miller.

(6) Includes the following number of shares beneficially owned through the Company's Retirement Savings Plan: Mr. Blitzer, 0 shares; Mr. Adam, 15,971 shares; Ms. Gille, 6,916 shares; Mr. Lee, 653 shares; Dr. Muscoplat, 10,962 shares; Dr. Shrotriya, 2,924 shares; and Dr. Tempero, 0 shares.

(7) Excludes 400 shares beneficially owned by Mr. Lee's spouse and disclaimed by Mr. Lee.


                             CERTAIN TRANSACTIONS

     Pursuant to the Company's Stock Acquisition Assistance Loan Program (the "Loan Program"), the Company may make loans to selected key employees for the exercise of options granted under the 1984 Stock Option Plan, the 1994 Stock Incentive Plan and, assuming approval by the shareholders at the Annual Meeting, the 1997 Stock Incentive Plan. In addition, under the Loan Program the Company may make loans to selected key employees for payment of taxes resulting from exercise of nonqualified stock options or conversion of restricted stock units granted under the 1984 Stock Option Plan, the 1994 Stock Incentive Plan and, assuming approval by the shareholders at the Annual Meeting, the 1997 Stock Incentive Plan. The Loan Program is administered by the Compensation Committee. All loans made under the Loan Program bear interest at a rate equal to the lesser of (i) the minimum applicable rate to prevent imputation of interest as publicly announced from time to time by the Internal Revenue Service (5.83% as of March 1, 1997), and (ii) 4.5% above the discount rate on ninety-day commercial paper in effect at the Federal Reserve Bank in the Federal Reserve District encompassing Minnesota (9.50% as of March 1, 1997). Accrued interest is payable annually prior to maturity. Loans are full recourse, unsecured obligations with principal and accrued interest payable on demand (or upon earlier default, death or termination of employment). The amount of principal which may be outstanding to any participant on any date under the Loan Program may not exceed 200% of such participant's annual base salary on such date.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and such beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, all Section 16(a) reporting requirements applicable to the Company's directors, executive officers and such beneficial owners were complied with.

               PROPOSAL TO APPROVE THE 1997 STOCK INCENTIVE PLAN

     On January 14, 1997, the Board of Directors adopted the MGI PHARMA, INC. 1997 Stock Incentive Plan (the "Plan"), subject to stockholder approval. The purpose of the Plan is to aid in attracting and retaining personnel necessary for the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company. The following summary description of the Plan is qualified in its entirety by reference to the full text of the plan, which is attached to this Proxy Statement as Exhibit A.

Summary of the Plan

     The Plan will authorize the issuance of a number of shares of the Company's Common Stock equal to the sum of (i) 1,200,000, and (ii) any shares that are represented by awards granted under the 1994 Stock Incentive Plan, the 1984 Stock Option Plan and the 1982 Incentive Stock Option Plan (the "Prior Plans") which are forfeited, expire or are canceled without the delivery of shares or which result in the forfeiture of shares back to the Company. As of January 31, 1997, an aggregate of 1,807,721 shares were subject to outstanding awards under the Prior Plans. Any shares that are used by a Plan participant as full or partial payment to the Company of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award in accordance with the provisions relating to tax withholding under the Plan, will again be available for the granting of awards under the Plan. Notwithstanding the foregoing, the total number of shares of Common Stock that may be purchased upon exercise of Incentive Stock Options (as defined below) granted under the Plan (subject to adjustment as described below) may not exceed 1,200,000 shares. Further, shares issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity will not reduce the maximum number of shares available for delivery under the Plan. In addition, in order to ensure that options under the Plan will be "performance-based" compensation and so deductible for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Plan will provide that, during any three consecutive calendar years, no person may be granted awards representing an aggregate of more than 450,000 shares of Common Stock.

     As of February 28, 1997, 146,210 shares were available for grant under the 1994 Stock Incentive Plan and no shares were available for grant under the 1984
Stock Option Plan or the 1982 Incentive Stock Option Plan.   After the effective
date of the Plan, no additional stock options or other awards will be granted under the Company's 1994 Stock Incentive Plan, as amended.

     Eligibility

     Any employee, officer, director, consultant or independent contractor of the Company and its affiliates is eligible to receive awards under the Plan.
The Company estimates that approximately 65 individuals will be eligible to participate in the Plan during 1997. The Plan will become effective immediately upon approval by the shareholders of the Company. Awards granted under the Plan will only be granted during a 5-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or an applicable award agreement, any award granted may extend beyond the end of such 5-year period.

     Types of Awards; Plan Administration

     The Plan will permit the granting of (a) stock options, including incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code, and stock options that do not meet such requirements ("Nonqualified Stock Options"), (b) restricted stock and restricted stock units,
(c) performance awards, (d) dividend equivalents, (e) stock appreciation rights ("SARs") and (f) other awards valued in whole or in part by reference to or otherwise based upon the Company's stock ("other stock-based awards"). The Plan will be administered by a committee of the Board of Directors consisting exclusively of two or more members of the board of directors who are not also employees of the Company (the "Committee"). The Committee will have the authority to establish rules for the administration of the Plan, to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards, and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any amounts received under any award shall or may be deferred. Determinations and interpretations with respect to the Plan will be at the sole discretion of the Committee, whose determinations and interpretations will be binding on all interested parties. The Committee may delegate to one or more officers the right to grant awards with respect to individuals who are not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive shares of Common Stock, cash or any combination thereof, as the Committee shall determine. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award shall not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of such option, SAR or award. Options shall be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by tendering shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price. Determinations of fair market value under the Plan shall be made in accordance with methods and procedures established by the Committee.

     The Plan will provide that the Committee may grant reload options, separately or together with another option, and may establish the terms and conditions of such reload options. Pursuant to a reload option, the optionee would be granted a new option to purchase the number of shares not exceeding the sum of (i) the number of shares of Common Stock tendered as payment upon the exercise of the option to which such reload option relates, and (ii) the number of shares of the Company's Common Stock tendered as payment of the amount to be withheld under income tax laws in connection with the exercise of the option to which such reload option relates. Reload options may be granted with respect to options granted under any stock option plan of the Company.

     The holder of restricted stock may have all of the rights of a stockholder of the Company, including the right to vote the shares subject to the restricted stock award and to receive any dividends with respect thereto, or such rights may be restricted. Shares of restricted stock shall contain a restriction providing for a vesting period of not less than one year. Restricted stock may not be transferred by the holder until the restrictions established by the Committee have lapsed. Holders of restricted stock units shall have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock (or a cash payment equal to the fair market value of such shares) at some future date. Upon termination of the holder's employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the Committee determines otherwise.

     Performance awards will provide the holder thereof the right to receive payments, in whole or in part, upon the achievement of such goals during such performance periods as the Committee shall establish. A performance award granted under the Plan may be denominated or payable in cash, shares of Common Stock or restricted stock.

     Dividend equivalents will entitle the holder thereof to receive payments (in cash or shares, as determined by the Committee) equivalent to the amount of cash dividends with respect to a specified number of shares.

     The holder of an SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

     The Committee is also authorized to establish the terms and conditions of other stock-based awards.

     Miscellaneous

     Except as otherwise provided in any award agreement (other than an award agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, no award granted under the Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by laws of descent and distribution. Except as otherwise provided, each award shall be exercisable, during such individual's lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative.

     If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company or other similar corporate transaction or events affects the shares of Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or under an award, the Committee may, in such manner as it deems equitable or appropriate in order to prevent such dilution or enlargement of any such benefits or potential benefits, adjust any or all of (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the purchase or exercise price with respect to any award. The Committee (or, in the case of options granted to non-employee Directors, the Board of Directors) may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     The Board of Directors may amend, alter or discontinue the Plan at any time, provided without stockholder approval no such amendment, alteration, discontinuation or termination shall be made, that (i) would violate the rules or regulations of the National Association of Securities Dealers, Inc., or of any securities exchange applicable to the Company; or (ii) would cause the Company to be unable under the Code to grant Incentive Stock Options under the Plan.

     Tax Consequences

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Nonqualified Stock Option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

     With respect to other awards granted under the Plan that are payable in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company may be entitled at that time to a tax deduction for the same amount.

     Special rules may apply in the case of individuals subject to Section 16(b) of the 1934 Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

     Under the Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award of shares previously owned by the optionee) to the Company to satisfy federal and state withholding tax obligations. In addition, the Committee may grant, subject to its discretion and such rules as it may adopt, a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the receipt or exercise of (or lapse of restrictions to) an award.
The amount of such bonus will be taxable to the participant as ordinary income, and the Company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented at the meeting and entitled to vote on this matter is necessary for approval of the Plan. Proxies will be voted in favor of such proposal unless otherwise specified. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE PLAN.


                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick as independent auditors for the Company for the fiscal year ending December 31, 1997. A proposal to ratify that appointment will be presented at the Annual Meeting. KPMG Peat Marwick has served as the Company's auditors since the Company's incorporation and has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. If the appointment of KPMG Peat Marwick is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS THE COMPANY'S INDEPENDENT AUDITORS.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the next annual meeting of shareholders must be received at the Company's principal executive offices, Suite 300E, Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, no later than November 30, 1997.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Lori-jean Gille
                              Lori-jean Gille
                              Secretary
March 28, 1997

                                                                       Exhibit A

                               MGI PHARMA, INC.
                           1997 STOCK INCENTIVE PLAN

Section 1.  Purpose; Effect on Prior Plans.

          (a) Purpose. The purpose of the MGI PHARMA, INC. 1997 Stock Incentive Plan (the "Plan") is to promote the interests of MGI PHARMA, INC. (the "Company") and its stockholders by aiding the Company in attracting and retaining personnel necessary for the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

          (b) Effect on Prior Plans. From and after the date on which the Company's stockholders approve this Plan, no awards or stock options shall be granted under the Prior Plans. All outstanding stock options and restricted stock unit awards granted prior to the date on which the Company's stockholders approve this Plan shall remain outstanding in accordance with the terms thereof.

Section 2.  Definitions.

          As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
(ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

          (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

          (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than two directors. Each member of the Committee shall be a

"Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code.

          (f) "Company" shall mean MGI PHARMA, INC., a Minnesota corporation, and any successor corporation.

          (g)  "Dividend Equivalent" shall mean any right granted under
Section 6(d) of the Plan.

          (h) "Eligible Person" shall mean any employee, officer, director, consultant or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

          (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

          (j)  "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

          (k)  "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

          (l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (m)  "Other Stock-Based Award" shall mean any right granted under
Section 6(f) of the Plan.

          (n) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

          (o)  "Performance Award" shall mean any right granted under
Section 6(c) of the Plan.

          (p) "Person" shall mean any individual, corporation, partnership, association or trust.

          (q) "Plan" shall mean this 1997 Stock Incentive Plan, as amended from time to time.

          (r) "Prior Plans" shall mean the Company's 1994 Stock Incentive Plan, as amended, the Company's 1984 Stock Option Plan, as amended, and the Company's 1982 Incentive Stock Option Plan, as amended.

          (s) "Reload Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

          (t) "Restricted Stock" shall mean any Share granted under Section 6(b) of the Plan.

          (u) "Restricted Stock Unit" shall mean any unit granted under Section 6(b) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

          (v) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

          (w) "Shares" shall mean shares of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

          (x)  "Stock Appreciation Right" shall mean any right granted under
Section 6(e) of the Plan.

Section 3.  Administration.

          (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to:
(i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock or other Awards;
(vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

          (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4.  Shares Available for Awards.

          (a) Shares Available. Subject to adjustment as provided in Section 4(d), the number of Shares available for granting Awards under the Plan shall be equal to the sum of (i) 1,200,000 and (ii) any Shares that are represented by awards granted under the Prior Plans, which are forfeited, expire or are canceled without the delivery of Shares or which result in the forfeiture of Shares back to the Company. In addition, any Shares granted under the Plan which are forfeited back to the Company because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. Any Shares covered by an Award (or portion of an Award) granted under the Plan, which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise, any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with satisfaction of tax obligations relating to an Award in accordance with the provisions of Section 8 of the Plan, shall again be available for granting Awards under the Plan. Further, Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

          (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

          (c) Incentive Stock Options. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,200,000, subject to adjustment as provided in the Plan and
Section 422 or 424 of the Code or any successor provisions.

          (d) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

          (e) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards, the value of which Awards are based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 450,000 Shares, subject to adjustment as provided in the Plan, in the aggregate, during any consecutive three calendar years. The foregoing limitation specifically includes the grant of any "performance-based" Awards within the meaning of Section 162(m) of the Code.

Section 5.  Eligibility.

          Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards.

          (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

           (ii) Option Term. The term of each Option shall be fixed by the Committee.

           (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iv) Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, and/or when Shares are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and
     (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan.

          (b) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto or with respect to a Restricted Stock Unit), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Shares of Restricted Stock shall contain a restriction providing for a vesting period of not less than one year.

          (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates or may be in the form of a bookkeeping entry, which certificate or certificates shall be held by the Company and which bookkeeping entry shall be evidenced in the records of the Company's transfer agent in an account maintained for the Participant. Such certificate or certificates, or entries on the records of the transfer agent, as the case may be, shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

          (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived or applicable restrictions shall be lifted from the records of the transfer agent, as the case may be. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

          (c) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

          (d) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

          (e) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that such grant price may be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right if such right is granted to replace a stock option of the Company based on the excess of the Fair Market Value of a Share over the exercise price of such stock option. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

          (f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

          (g)  General.

          (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

          (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

          (iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any

     Award upon the death of the Participant; and provided, further, except in the case of an Incentive Stock Option, Awards may be transferable as specifically provided in any applicable Award Agreement pursuant to terms determined by the Committee. Except as otherwise provided in any applicable Award Agreement (other than an Award Agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

          (vi) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.  Amendment and Termination; Adjustments.

          Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

          (i) would violate the rules or regulations of the National Association of Securities Dealers, Inc. or of any securities exchange that are applicable to the Company; or

          (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

          (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

          (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  Income Tax Withholding; Tax Bonuses.

          (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.

          (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).
The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.  General Provisions.

          (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

          (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

          (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

          (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

          (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

          (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

          (j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 10.  Section 16(b) Compliance.

          The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other participants.

Section 11.  Effective Date of the Plan.

          The Plan shall be effective as of the date of approval of the Plan by the shareholders of the Company.

Section 12.  Term of the Plan.

          Awards shall only be granted under the Plan during a five-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such five-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

P R O X Y
                                MGI PHARMA, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned, having duly received the notice of annual meeting of shareholders and proxy statement dated March 28, 1997, revoking all prior proxies, hereby appoints Charles N. Blitzer, Lori-jean Gille and James V. Adam, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of MGI PHARMA, INC. (the "Company") to be held on May 13, 1997, and at all adjournments thereof, as specified below on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

1. ELECTION OF FREDERICK W. ARMSTRONG, CHARLES E. AUSTIN, CHARLES N. BLITZER, DAVID E. COLLINS, HUGH E. MILLER, TIMOTHY G. ROTHWELL AND LEE J. SCHROEDER AS DIRECTORS FOR THE TERM DESCRIBED IN THE PROXY STATEMENT.

   [_] VOTE FOR all nominees listed above (except as marked to the contrary below).

   [_] WITHHOLD AUTHORITY to vote for all nominees listed above.

   (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

   ----------------------------------------------------------------------------

2. APPROVAL OF THE 1997 STOCK INCENTIVE PLAN.
   [_] FOR   [_] AGAINST   [_] ABSTAIN

3. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.
   [_] FOR   [_] AGAINST   [_] ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN ITEM 1, FOR ITEMS 2 AND 3 AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

              (continued and to be dated and signed on other side)


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  Please sign exactly as name appears below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please have signed in full corporate name by President or other authorized officer. If a partnership, please have signed in partnership name by an authorized person.

                                              ---------------------------------
                                                          Signature

                                              ---------------------------------
                                                 Signature (if held jointly)

                                              DATED: ____________________, 1997

                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THIS PROXY CARD PROMPTLY
                                              USING THE ENCLOSED ENVELOPE